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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 1, 1996, on the consolidated financial statements of Amalgamated Beverages Great Britain Limited as of December 30, 1995 and December 31, 1994 and for each of the fiscal years in the three year period ended December 30, 1995.

                                                   /s/ ARTHUR ANDERSEN
                                            ------------------------------------

London, England
December 18, 1996